Exhibit 10.1

NOTE: Portions of this Exhibit are the subject of a Confidential Treatment Request by the Registrant to the Securities and Exchange Commission (the “Commission”). Such portions have been redacted and are marked with a “[***]” in the place of the redacted language. The redacted information has been filed separately with the Commission.

RESEARCH AND LICENSE AGREEMENT

This Research and License Agreement (“Agreement”) is made this 8th day of July, 2008 (“Effective Date”) by and among F. Hoffmann–La Roche Ltd (“Roche Ltd”), a corporation with headquarters at Grenzacherstrasse 124, 4070 Basel, Switzerland, Hoffmann-La Roche Inc., a corporation having offices at 340 Kingsland Street, Nutley, New Jersey 07310 (“Roche US,” and together with Roche Ltd, “Roche”) and Sangamo BioSciences, Inc., a Delaware corporation with offices at 501 Canal Blvd., Suite A100, Richmond, CA 94804 U.S.A. (“Sangamo”). Each of Roche and Sangamo are herein referred to individually as a “Party” and collectively, as the “Parties”.

WHEREAS, Sangamo has expertise in and owns or controls proprietary technology relating to zinc finger nucleases and their use to alter the genomes and/or protein expression capabilities of organisms and cells, including animals and animal cells;

WHEREAS, Roche is a leading, research-focused, global healthcare company in the fields of pharmaceuticals and diagnostics; with a proprietary transgenic mammalian platform for the generation of human antibodies, including, but not limited to [***]; and

WHEREAS, Roche and Sangamo desire to enter into a research program for the purpose of incorporating Sangamo’s zinc finger nuclease technology into Roche’s transgenic mammalian platform thereby generating [***];

WHEREAS, Roche further desires a license from Sangamo to use such [***] for research, clinical development and commercial purposes, and Sangamo is willing to provide such licenses under the terms and conditions of this Agreement;

NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, the Parties mutually agree to the following terms:

1.	DEFINITIONS.

1.1 “Accounting Standards” shall mean International Financial Reporting Standards.

1.2 “Affiliate” shall mean any corporation, company, firm, partnership or other entity which directly or indirectly controls, is controlled by, or is under common control with, either Party. For purposes of this definition, “control” shall mean ownership, directly or indirectly, of more than fifty percent (50%) of the share capital or shares of stock entitled to vote for the election of directors, in the case of a corporation, of more than fifty percent (50%) of the equity interests in the case of any other entity or the legal power to direct or cause the direction of the general management and policies of the entity in question. With respect to Roche the term “Affiliate” shall not include Genentech, Inc., 1 DNA

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Way, South San Francisco, California 94080-4990, U.S.A. (“Genentech”) nor Chugai Pharmaceutical Co., Ltd, 1-9, Kyobashi 2-chome, Chuo-ku, Tokyo, 104-8301, Japan (“Chugai”), respectively unless Roche opts for such inclusion of Genentech and/or Chugai by giving written notice to Sangamo and Genentech and/or Chugai agree(s) to the terms and conditions of this Agreement.

1.3 “Collaboration Antibody” means a polyclonal or monoclonal antibody obtained from the purification of blood serum drawn from the immunization of [***] by or on behalf of Roche or its Affiliates, licensees, or sublicensees, where such [***] were generated under the Research Collaboration or otherwise under this Agreement.

1.4 “Commercial License” shall have the meaning set forth in Section 3.2 of this Agreement.

1.5 “Confidential Information” shall have the meaning set forth in Section 7 of this Agreement.

1.6 “Control” or “Controlled” shall mean (a) with respect to the licensing of Know How and/or Patent Rights, the possession by a Party of the ability to grant a license or sublicense of such Know How and/or Patent Rights without violating the terms of any agreement or arrangement between such Party and any Third Party and (b) with respect to the transfer of tangible materials, the possession by a Party of the ability to supply such tangible materials to the other Party as provided herein without violating the terms of any agreement or arrangement between such Party and any Third Party.

1.7 “Diagnostic Product(s)” shall mean products that contain a Collaboration Antibody for the diagnosis or prognosis of any human disease. For purposes of this Agreement, two products that satisfy the foregoing definition of “Diagnostic Product” will be deemed to be different Diagnostic Products if they contain different Collaboration Antibodies.

1.8 “Diagnostic Product Net Sales” shall mean, with respect to worldwide sales or other dispositions of Diagnostic Product, the total gross amount invoiced by Roche, Roche’s Affiliates or Roche’s licensees or sublicensees to end users, distributors or agents [***] after deduction of the following, calculated in accordance with Accounting Standards: [***].

1.9 “Diagnostic Product Sales Expenses” shall mean [***].

1.10 “Diagnostic Product Third Party Royalty Expenses” shall mean royalties paid to third parties on Net Sales of Diagnostic Products by Roche, Roche’s Affiliates, licensees or sublicensees to obtain rights and licenses under Third Party Intellectual Property The deduction excludes any portion of the royalties paid to Third Parties which is allocatable to rights and licenses not related to, or necessary, for Roche, Roche’s Affiliates, licensees or sublicensees to make such Net Sales.

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1.11 “Effective Date” shall have the meaning set forth in the introduction to this Agreement.

1.12 “Field of Use” shall mean all human therapeutic and diagnostic applications.

1.13 “First Commercial Sale” shall mean for each Therapeutic Product or Diagnostic Product in any specific country in the world, the first sale to a Third Party of the Therapeutic Product or Diagnostic Product in such country by a Party, its Affiliate, or its licensee or sublicensee, after the granting by the relevant governing authorities of all Regulatory Approvals required for commercial sale of the Therapeutic Product or Diagnostic Product in such country.

1.14 “First Research Event Payment” shall mean the payment made at initiation of activities under the Work Plan, as set forth in Section 4.1.

1.15 “[***]” shall mean [***] generated by Roche from the use of Sangamo Material, where such [***] have genomic modifications at the [***] allele.

1.16 “JHU Agreement” shall mean that certain License Agreement between Sangamo and Johns Hopkins University, dated June 29, 1995, as amended.

1.17 “Know How” shall mean and include all inventions, discoveries, improvements, trade secrets and proprietary methods and materials (including the [***] plasmacytoma cell lines), whether or not patentable, including, but not limited to (a) samples of, methods of production or use of, and structural and functional information pertaining to, chemical compounds or other biological substances and (b) technical and scientific information (including any negative results) data, formulations, techniques and know-how.

1.18 “Patent Rights” shall mean the rights and interests in and to issued patents and pending patent applications in any country, including, without limitation, all provisional applications, substitutions, continuations, continuations-in-part, divisionals, and renewals, all letters patent granted thereon, if any, and all reissues, reexaminations and extensions thereof, and supplemental protection certificates, certificates of invention and utility models relating thereto.

1.19 “Phase I Trial” shall mean a human clinical trial in any country that satisfies the requirements of 21 CFR 312.21(a), as amended from time to time, and the foreign equivalent thereof.

1.20 “Phase II Trial” shall mean a human clinical trial in any country that satisfies the requirements of 21 CFR 312.21(b), as amended from time to time, and the foreign equivalent thereof.

1.21 “Phase III Trial” shall mean a human clinical trial in any country that satisfies the requirements of 21 CFR 312.21(c), as amended from time to time, and the foreign equivalent thereof.

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1.22 “Phase I/II/III Initiation” shall mean the dosing of the first patient in a Phase I Trial, Phase II Trial, or Phase III Trial (as applicable) involving a Therapeutic Product.

1.23 “Project” shall mean the generation of monoclonal antibodies using Sangamo Material or Sangamo Information directed to a specific antigen target by or on behalf of Roche and its Affiliates.

1.24 “Regulatory Approval” shall mean all approvals (including pricing and reimbursement approvals), and/or establishment licenses, registrations or authorizations of any regional, federal, state or local regulatory agency, department, bureau or other governmental entity, necessary for the manufacture, use, storage, import, export, transport or sale of a Therapeutic Product or Diagnostic Product in a regulatory jurisdiction.

1.25 “Research Collaboration” shall have the meaning set forth in Section 2.1.

1.26 “Research License” shall mean the license granted in Section 3.1 of this Agreement.

1.27 “Research Term” shall mean the term of the Research Collaboration as set forth in Section 2.2.

1.28 “Roche Cell Lines” shall mean all [***] cell lines (including hybridomas derived, in part, from [***] cells) that are generated by Roche using Sangamo Material and Sangamo Technology, and improvements such as sub-clones to [***] hybridoma cell lines generated by Roche during its performance under this Agreement.

1.29 “Roche Assigned Improvements” shall mean any data, discoveries and inventions that: (i) relate solely to the Sangamo Patents or Sangamo Information, and (ii) are improvements to the Sangamo Patents or Sangamo Information (other than the Roche Cell Lines or [***]), and (iii) that arise out of Roche’s use of the Sangamo Patents or Sangamo Information in connection with the generation of the Roche Cell Lines or the [***], and all intellectual property rights therein.

1.30 “Roche Phase” shall mean the Roche Phase as defined in Exhibit A.

1.31 “Sangamo Information” shall mean all information Controlled by Sangamo and provided to Roche under this Agreement.

1.32 “Sangamo Material” shall mean the [***].

1.33 “Sangamo Patents” shall mean all Patent Rights that are Controlled by Sangamo as of the Effective Date or during the Term of the Agreement and that cover (a) the Sangamo Materials, Sangamo Information, (b) the use of the Sangamo Materials or Sangamo Information to generate Roche Cell Lines or [***], or (c) the making or use of the Roche Cell Lines or [***]. As of the Effective Date, the Sangamo Patents include, without limitation, the Patent Rights list in Exhibit B.

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1.34 “Sangamo Phase” shall mean the Sangamo Phase as defined in Exhibit A.

1.35 “Sangamo Technology” shall mean: (i) Sangamo Patents, (ii) Sangamo Material, (iii) Roche Assigned Improvements and (iv) any non-patent intellectual property (other than any trademarks) included in the Sangamo Information.

1.36 “Select Licensor Indemnitees” means [***].

1.37 “Sigma” means Sigma-Aldrich Co.

1.38 “Term” shall have the meaning set forth in Section 6.1 of this Agreement.

1.39 “Therapeutic Products” shall mean pharmaceutical products that contain a Collaboration Antibody for the treatment of any human disease. For purposes of this Agreement, two pharmaceutical products that satisfy the foregoing definition of “Therapeutic Product” will be deemed to be different Therapeutic Products if they contain different Collaboration Antibodies.

1.40 “Therapeutic Product Adjusted Gross Sales” shall mean the gross invoice or contract price to Third Party customers for sales of Therapeutic Product by Roche, Roche’s Affiliates or Roche’s licensees or sublicensees, less the following deductions, calculated in accordance with Accounting Standards: [***].

1.41 “Therapeutic Product Net Sales” shall mean the amount calculated by subtracting from the amount of Therapeutic Product Adjusted Gross Sales a lump sum deduction of [***] percent ([***]%) of Therapeutic Product Adjusted Gross Sales in lieu of those sales related deductions that are not accounted for on a product-by-product basis (e.g. outward freights, postage charges, transportation insurance, packaging materials for dispatch of goods, custom duties, bad debt expense, and discounts granted later than at the time of invoicing).

In case the Therapeutic Product, in addition to the polyclonal or monoclonal antibody, contains other pharmaceutically active agent(s) (“Combination Product”), the Parties shall [***].

1.42 “Third Party” shall mean a person or entity other than (i) Roche or any of its Affiliates or (ii) Sangamo or any of its Affiliates.

1.43 “Third Party Intellectual Property” shall mean any intellectual property right belonging to a Third Party, including any Patent Rights and Know-How, that relates directly to or would be infringed by the use of the ZFP System.

1.44 “Valid Claim” shall mean (a) any claim of an issued and unexpired patent within the Sangamo Patents that has not been disclaimed, abandoned or dedicated to the public or held unenforceable, unpatentable or invalid by a decision of a court or governmental agency of competent jurisdiction, which decision is unappealable or unappealed within

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the time allowed for appeal or (b) any claim of a pending patent application within the Sangamo Patents that has not been abandoned or finally disallowed without the possibility of appeal and has not been pending for more than [***] years from the date on which such claim was first filed. Notwithstanding the foregoing, Valid Claim shall exclude any claim that is a Roche Assigned Improvement or is directed to an invention that is an improvement to the Roche Assigned Improvements.

1.45 “Work Plan” shall have the meaning set forth in Section 2.1.

1.46 “ZFP System” shall mean Sangamo’s proprietary rights to the generation and use of zinc finger proteins to engineer cells, cell lines, or whole organisms. These include certain DNA recognition, cleavage, and regulation proteins, including but not limited to zinc finger nucleases, and the genes encoding those proteins, and cells, cell lines, and organisms incorporating or altered with such proteins covered by issued patents, patent applications, and unpublished patent applications owned or controlled by Sigma or Sangamo and directed to zinc finger nucleases and targeted recombination technologies.

2.	RESEARCH PROGRAM.

2.1 Research Collaboration. Sangamo and Roche shall conduct a research collaboration (the “Research Collaboration”) in accordance with the work plan set forth on Exhibit A, a copy of which is attached hereto and made a part hereof (the “Work Plan”). Exhibit A can only be modified upon written approval of both Parties. As set forth in detail on Exhibit A, Sangamo shall deliver to Roche Sangamo Material cutting specifically in the [***] gene along with periodic updates and a detailed research report including sequence data, expression vector and activity testing data generated by Sangamo. Roche shall use the Sangamo Material solely for the purpose of generating Roche Cell Lines and [***]. Each of Roche and Sangamo shall use commercially reasonable efforts to perform its Research Collaboration obligations, as set forth in the Work Plan.

2.2 Term of Research Collaboration. The term of the Research Collaboration shall be for [***] years (“Research Term”).

2.2.1 Joint Research Team. A Joint Research Team (“JRT”) shall govern the Sangamo Phase of the Research Collaboration and shall define the criteria for the validation and the optimization of the Sangamo Material to be delivered to Roche. The JRT shall consist of four (4) members, two (2) members to be designated by Roche and two (2) members to be designated by Sangamo. Each Party shall notify the other Party of the member(s) designated by such Party, in writing, within thirty (30) days after the Effective Date. The JRT shall function only during the Sangamo Phase of the Research Term. Any Party may withdraw the designation of any of its members of the JRT and designate a replacement at any time by giving prior written notice of the withdrawal and identifying the replacement to the other Party. The chairperson of the JRT shall be from Roche.

A.	Meetings. The JRT shall meet once per month on mutually agreeable dates during the Sangamo Phase of the Research Term. The meetings may be via telephone, teleconference or in person as mutually agreed. Notwithstanding the above, at least one meeting per quarter shall be in person, with the location of the in-person meetings to alternate between Roche and Sangamo.

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B.	Decision-Making. Decisions of the JRT shall be by consensus, with each Party having one collective vote. If the JRT is unable to decide a matter by consensus, the Parties shall refer such matter for resolution to the Chief Scientific Officer, or its representative, on behalf of Roche and the Vice President of Research, or its representative, on behalf of Sangamo (“Research Collaboration Executives”). If the Research Collaboration Executives are unable to resolve any such matter after good faith discussions, then the final decision shall rest with Roche. The JRT shall have no power (i) to amend this Agreement, (ii) to determine whether or not a Party has complied with the terms of this Agreement, or (iii) to determine whether or not a payment is owed by a Party under this Agreement.

3.	GRANT OF RIGHTS.

3.1 Research License. Subject to the terms and conditions of this Agreement, Sangamo grants to Roche and its Affiliates during the Research Term (and if Roche exercises its Option, for the Term of this Agreement), a worldwide, non-exclusive license under Sangamo Technology to make, have made, use, import and export Sangamo Information and Sangamo Material solely for the purpose of generating Roche Cell Lines and [***] for research purposes. Such license shall include the right to sublicense, provided that Roche shall require each sublicense to be bound in writing by provisions that are as protective of Sangamo as the terms of Sections 6.5, 8.1, 8.2 and 9.5(a). Notwithstanding anything to the contrary herein, the foregoing research license does not include any rights under the Sangamo Technology to modify genomic DNA other than genomic DNA at the [***] locus, or any rights to use the Sangamo Technology to generate products for commercial sale or for use in humans.

3.2 Option. During the Research Term and for thirty (30) days thereafter, Roche shall have, at its sole discretion the right to obtain the Commercial License from Sangamo by providing written notice to Sangamo of its exercise of the Commercial License (the “Option”) and paying the amount set forth in Section 4.3 on or before thirty (30) days after the Research Term. Roche’s right to exercise the Option is expressly conditioned on Roche’s payment of the amounts set forth in Sections 4.1 and 4.2.

3.3 Commercial License. If Roche exercises its Option, then Sangamo hereby grants to Roche and its Affiliates a worldwide, royalty and fee bearing, exclusive license under the Sangamo Technology and Roche Assigned Improvements to research, generate, develop, use, make, have made, sell, offer for sale, import and export Therapeutic Products and Diagnostic Products in the Field of Use. Such license shall include the right to sublicense, provided that Roche shall require each sublicensee to be bound in writing by provisions that are as protective of Sangamo as the terms of Sections 5.6, 6.5, 8.1, 8.2, and 9.5(a) (in each case, as if such sublicensee were Roche). Notwithstanding the grant of

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sublicense hereunder, Roche shall remain fully responsible for performance of its obligations under this Agreement. Any sublicense granted by Roche under this Agreement shall be consistent with the terms and conditions of this Agreement. Within [***] following the execution of a sublicense agreement under which the applicable sublicensee receives a license to sell Therapeutic Products or Diagnostic Products, Roche shall provide Sangamo with a written notice of this sublicense grant, including the name of such sublicensee.

3.4 No Other Licenses. No right or license is granted hereunder by either Party or by any third party, except as expressly and specifically set forth herein.

3.5 Third Party Intellectual Property.

A.	The license granted to Roche hereunder includes sublicenses under Third Party Intellectual Property licensed to Sangamo under agreements with Third Parties (“Third Party Licenses”). The Third Party Licenses existing on the Effective Date are identified in Exhibit C. The Commercial License granted to Roche hereunder is subject to certain rights retained under the Third Party Licenses by the respective licensors, as set forth in Exhibit D.

B.	In the event that Roche desires to license from Third Parties any Third Party Intellectual Property, Roche shall so notify Sangamo in writing. No later than thirty (30) days following Sangamo’s receipt of such notification, Sangamo shall inform Roche in writing whether or not Sangamo intends to pursue a license under such Third Party Intellectual Property. During such thirty (30) day period, and thereafter if Sangamo informs Roche in writing that it intends to pursue a such a license, Roche hereby covenants that it shall not itself [***]. During any period that Sangamo is pursuing a license under this Section 3.5 B, Sangamo shall keep Roche reasonably informed of the status of any negotiations relating thereto.

C.	With respect to Third Party Intellectual Property licensed to Sangamo under Third Party Licenses (whether existing on the Effective Date or entered into after the Effective Date by Sangamo), Sangamo shall be solely responsible for any royalties or other payments due in relation to such Third Party Intellectual Property as a result of the grant of the licenses to Roche hereunder, the practice of such licenses by Roche, its Affiliates, licensees, and sub-licensees, and the sale of Therapeutic Products and Diagnostic Products hereunder. Roche shall be solely responsible for any royalties or other payments due in relation to any Third Party Intellectual Property obtained by Roche in accordance with Section 3.5 B or any other licenses from Third Parties that Roche determines, in its sole discretion, are required in order to lawfully conduct its activities under this Agreement or to make, use, sell, offer for sale, or import Therapeutic Products or Diagnostic Products; provided, however, that Roche shall be entitled to the credit set forth in Section 4.10, to the extent any such royalties or other payments by Roche satisfy the requirements set forth therein.

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3.6 No Prohibition on Sangamo. Except as explicitly provided in this Section 3.5, nothing in this Agreement shall prevent Sangamo or Sigma from making, using, offering for sale, selling, or importing ZFP System for research purposes (including for research purposes in the Field of Use), and to grant to Third Parties the right to do the same. Notwithstanding the foregoing, Sangamo shall not conduct research using or related to, make, use, sell, offer for sale, import or export the zinc-finger nuclease in the Sangamo Materials (or any derivative made from such zinc-finger nuclease) and shall not grant to Third Parties the right to conduct any research using or related to, make, use, sell, offer for sale, import or export such zinc-finger nuclease or any such derivative.

4.	FEES, EVENT PAYMENTS AND ROYALTIES.

4.1 Research Fee. For the work performed under the Sangamo Phase of the Research Collaboration, Roche shall pay a total amount of $[***], as follows:

A.	[***] dollars ($[***]) at initiation of activities under the Work Plan (“First Research Event Payment”); and

B.	[***] dollars ($[***]) at the end of the Sangamo Phase, upon receipt of the Sangamo Material by Roche that meets the optimization criteria defined in good faith by the JRT.

4.2 Research Maintenance Fee. In addition, after receipt of the Sangamo Material by Roche and during the Roche Phase of the Research Collaboration, Roche shall pay to Sangamo a quarterly research maintenance fee of $[***], due after the end of each quarter.

4.3 Option License Fee. Upon Roche’s exercise of its Option, Roche shall pay Sangamo [***] dollars ($[***]).

4.4 Therapeutic Product Event Payments for Commercial License. [***] Therapeutic Products, Roche or its Affiliates, licensees or sublicensees develops or commercializes, Roche shall pay Sangamo up to [***] dollars ($[***]) per Therapeutic Product, as follows:

- [***]	$[***]
- [***]	$[***]
- [***]	$[***]
- [***]	$[***]

For a given Therapeutic Product, each payment above shall only be paid [***] the corresponding event is reached for such Therapeutic Product and irrespective of [***] such event may be subsequently reached for such Therapeutic Product.

In no case shall the total payments paid to Sangamo under this Section 4.4 for all Therapeutic Products exceed the aggregate amount of $[***].

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4.5 Diagnostic Event Payments for Commercial License. For each Diagnostic Product, Roche or its Affiliates, licensees or sublicensees develops or commercializes, Roche shall pay Sangamo the following payment per Diagnostic Product:

- [***]:	$[***]

For a given Diagnostic Product, the foregoing payment shall only be paid [***] the corresponding event is reached for such Diagnostic Product.

4.6 Invoicing and payment. Roche shall notify Sangamo within [***] after the occurrence of an event giving rise to a payment obligation under Sections 4.1 to 4.5, and Roche shall make the applicable payment no later than [***] after receipt of an invoice from Sangamo.

4.7 Royalties.

A.	Therapeutic Products. [***], Roche shall pay to Sangamo [***] based on aggregate worldwide calendar year Therapeutic Product Net Sales, [***], as follows:

Portion of worldwide calendar year Therapeutic Product Net Sales (million $)	Percent of Net Sales
less than or equal to $[***]	[***	]%
more than $[***] and less than or equal to $[***]	[***	]%
more than $[***]	[***	]%

B.	Diagnostic Products. [***], Roche shall pay to Sangamo [***] on aggregate worldwide Diagnostic Net Sales, [***].

4.8 Royalty Term. Roche’s obligation to pay royalties for a given Therapeutic Product or Diagnostic Product to Sangamo under this agreement (i) shall commence, on a country-by-country basis, on the date of First Commercial Sale of such Therapeutic Product or Diagnostic Product in such country and (ii) shall continue, on a country-by-country basis, for the later of (a) [***] after First Commercial Sale in such country in which said Therapeutic Product or Diagnostic Product is sold or (b) expiration of the last Valid Claim in such country that would be infringed by the [***] sale or offering for sale, or importation of such Therapeutic Product or Diagnostic Product in such country (the “Royalty Term”). With regard to the calculation of the [***] period, [***].

4.9 Reduction of Royalties for Lack of Valid Claim. If in a given country, there is no Valid Claim of Sangamo Patent Rights that would be infringed by the making, use, sale or offering for sale, or importation of a particular Therapeutic Product or Diagnostic Product, then the royalties on the corresponding Therapeutic Product Net Sales or Diagnostic Product Net Sales in such country, as applicable, shall be reduced by [***]%.

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4.10 Reduction of Royalties for Third Party Intellectual Property. If (a) it is necessary for Roche to obtain a license under any Third Party Intellectual Property (other than Third Party Intellectual Property licensed to Roche hereunder) in order to develop, manufacture, or commercialize a Therapeutic Product or Diagnostic Product and (b) such Third Party Intellectual Property would, absent a license, be infringed, misappropriated, or otherwise violated by use of the Sangamo Technology to generate Roche Cell Lines and [***] or to use the ZFP System under the terms of this Agreement, then Roche shall be entitled to a credit, against the royalty payments due to Sangamo pursuant to Section 4.7, equal to [***] percent ([***]%) of any payments paid to such Third Party by Roche in consideration for such license; provided that such credit will be reduced [***]. Notwithstanding the foregoing, in no event shall the effective royalty rate due to Sangamo be reduced, as a result of the foregoing credit(s), To the extent any payments made by Roche in consideration for such Third Party Intellectual Property are [***]. For the avoidance of doubt, any disputes as to whether it is necessary for [***].

4.11 Royalty Buy-Out:

A.	Therapeutic Products. Notwithstanding the above, on a Therapeutic Product-by-Therapeutic Product basis, Roche may choose to buyout the total amount of royalties payable to Sangamo for a given Therapeutic Product by providing Sangamo, at the time of First Commercial Sale in the Territory of the applicable Therapeutic Product, with written notice of such choice and paying to Sangamo, in lieu of the royalties due, the following:

a.	a single one-time payment of $[***], within [***], and

b.	a single one-time payment of $[***], within [***].

B.	Diagnostic Products. Notwithstanding the above, on a Diagnostic Product-by-Diagnostic Product basis, Roche may choose to [***].

5.	PAYMENTS AND REPORTS.

5.1 Currency. All payments shall be in United States dollars and, unless otherwise agreed in writing, shall be made by wire transfer of immediately available funds to such account of Sangamo in such bank as Sangamo may from time to time designate in writing.

5.2 Currency Conversion. Royalties due on Net Sales of Therapeutic Products made in currency other than U.S. dollars shall be converted into U.S. dollars after first being converted into Swiss Francs, using the internal foreign currency translation rates and standard practices used by Roche in preparing its audited financial statements. The conversion from CHF into dollars shall be made in accordance with Roche’s then current standard practices, consistently applied.

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5.3 Taxes. All royalty payments shall be free and clear of any taxes, duties, levies, fees or charges, except for withholding taxes. Such withholding taxes shall be deducted from all payments due hereunder. The Parties shall cooperate to take advantage of the benefit of any double taxation treaty(ies) that may be applicable.

5.4 Royalty Reports. During the Royalty Term, Roche will provide Sangamo with a calendar quarterly royalty statement, no later than sixty (60) days after the end of each calendar quarter, commencing with the calendar quarter in which the first First Commercial Sale (i.e. of the first Therapeutic Product or Diagnostic Product, as applicable) occurs. The royalty payment for such calendar quarter, calculated in accordance with Section 4.7, shall accompany such report.

5.5 Confidentiality of Reports. The information contained in each report provided to Sangamo shall be considered Confidential Information of Roche.

5.6	Audit of Sales.

A.	Roche shall keep, maintain and procure that each licensee and sub-licensee keeps and maintains at their respective principal place of business, [***], true and accurate accounts and records in sufficient detail to enable the amount of all sums payable under this Agreement to be determined; and

B.	During the Term, at the reasonable request of Sangamo and at the expense of Sangamo, from time to time Roche shall permit or procure permission for: (i) Roche’s officially appointed worldwide independent public accountant (hereafter referred to as the “Roche Auditor”); or (ii) an independent accounting firm appointed by Sangamo from among the four largest accounting firms in the U.S.A. (hereafter referred to as the “Sangamo Auditor”) to inspect those accounts and records for the time period and countries specifically requested by Sangamo (each such inspection an “Audit”). Notwithstanding the foregoing, Sangamo shall only be entitled to appoint the Sangamo Auditor following the completion of an Audit by a Roche Auditor where Roche and Sangamo are unable to reach agreement pursuant to Section 5.6 E. For the purposes of this Section 5.6, the Roche Auditor or the Sangamo Auditor may be referred to as the “Auditor”. Subject to receiving not less than sixty (60) days prior written notice, Roche shall at the request of Sangamo assemble all relevant accounts and records in relation to such countries at the principal place of business of Roche, its licensees, and sub-licensees; and

C.	Upon at least sixty (60) days’ prior written notice from Sangamo, Roche shall permit or procure permission for an Audit to be conducted by the Auditor in relation to such countries and such Therapeutic Product or Diagnostic Product as Sangamo may have specifically requested, during regular business hours in such a manner as to minimize any interference with Roche’s, its licensee’s, or sub-licensee’s normal business activities. Such Audit shall be limited to results in the [***] prior to Audit notification. An Audit may not be performed more frequently than once per calendar year, and not more frequently than once with respect to the same set of records covering any specific period of time, except that the Sangamo Auditor shall always be entitled to repeat an Audit conducted previously by the Roche Auditor.

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D.	All information, data, documents and abstracts obtained by Sangamo and the Auditor in connection with an Audit shall be used by Sangamo and the Auditor only for the purpose of verifying payments made to Sangamo by Roche in connection with this Agreement, which shall be treated as Roche’s, its licensee’s, or sub-licensee’s Confidential Information subject to the obligations of this Agreement and may not be retained for more than one (1) year after completion of an Audit; nor more than [***] from the end of the calendar year to which each shall pertain; nor more than [***] after the date of termination or expiration of this Agreement.

E.	The Auditor shall share all Audit results and findings, draft reports, if any, and the final report with the Parties. The Auditor shall disclose its factual findings and conclusions to the Parties in a written report, including any calculations, and explain the basis of such findings and conclusions without making any interpretation of contractual language. A copy of such report shall be provided to Roche at the same time it is sent or otherwise provided to Sangamo. Any Confidential Information of Roche disclosed in the Auditor’s report will be subject to the obligations of confidentiality contained herein. The Parties will use their commercially reasonable efforts to agree in good faith on a shared interpretation of the relevant parts of the Auditor’s findings or conclusions of this Agreement, compare their shared interpretation with Auditor’s findings and conclusions, and determine whether there has been a Shortfall or Overpayment (as defined below in Section 5.6 F and 5.6 G respectively). If the Parties are unable to agree on the interpretation of the Roche Auditor’s finding and conclusions, then Sangamo shall be entitled to appoint the Sangamo Auditor, as set forth in Section 5.6 B. If the Parties are unable to agree on the interpretation of the Sangamo Auditor’s finding and conclusions, then such dispute shall be settled in accordance with Section 13.

F.	If, following any Audit, the Parties agree pursuant to Section 5.6 E that the payments in respect of the Audit period fall short of the sums which were properly payable in respect of such period under this Agreement (the “Shortfall”), Roche shall within [***] of the date of such agreement pay the Shortfall to Sangamo and, if the Shortfall exceeds [***] per cent ([***]%) of the total royalties due to Sangamo with respect to all such countries and for the full period covered by the Audit, Roche shall also reimburse to Sangamo the reasonable costs and expenses of Sangamo incurred in relation to the Audit.

G.	If, following any Audit, the Parties agree pursuant to Section 5.6 E that the payments in respect of the Audit period exceed the sums which were properly payable in respect of such period under this Agreement (the “Overpayment”), then Roche shall be entitled to credit such Overpayment against future payments due to Sangamo under this Agreement, or if no future payments are anticipated, Sangamo shall within [***] of the date of such agreement reimburse the Overpayment to Roche. For the avoidance of doubt, in such circumstance, Sangamo shall be fully responsible for any costs related to such Audit.

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H.	The failure of Sangamo to request an Audit within the period during which corresponding records must be maintained pursuant to Section 5.6 A will be deemed to be acceptance by Sangamo of Roche’s royalty reporting in respect of those records.

5.7 Late Payments. Any amount owed by Roche to Sangamo under this Agreement that is not paid within the applicable time period set forth herein shall accrue interest at the lower of [***] or (b) the highest rate permitted under applicable law.

6.	LICENSE TERM AND TERMINATION.

6.1 Commercial License Term and Term of the Agreement. The term of the Commercial License granted herein shall commence upon the exercise of the Option and continue in force, unless earlier terminated in accordance with Section 6.2, 6.3, or 6.4, on a Therapeutic Product-by-Therapeutic Product and Diagnostic Product-by-Diagnostic Product basis, until the expiration of the Royalty Term in Section 4.8 in respect of the applicable Therapeutic Products and Diagnostic Products. For clarity, after expiration of the Royalty Term for a given Therapeutic Product or Diagnostic Product, the Commercial License shall be fully paid-up, perpetual and irrevocable in respect of such Therapeutic Product or Diagnostic Product. The Agreement shall expire (the “Term”) upon expiration of all royalty obligations pursuant to Section 4.8 for the last to expire Therapeutic Product or Diagnostic Product.

6.2 Termination of Research Collaboration. [***], Roche shall have the right to terminate the Research Collaboration upon thirty (30) days prior written notice to Sangamo.

6.3 Termination without Cause. Without prejudice to any other rights of the Parties, this Agreement may be terminated in its entirety or in part by Roche upon thirty (30) days prior written notice to Sangamo, such notice to specify the particular country(ies) or Therapeutic Product(s) or Diagnostic Product(s) in respect of which the Agreement is to terminate. In the event of such termination, Roche shall have no further payment obligations to Sangamo in respect of such country(ies) or Therapeutic Product(s) or Diagnostic Product(s); however, nothing herein shall be construed to release the Parties from any obligation that matured prior to the effective date of such termination.

6.4 Termination with Cause. Upon a material breach of this Agreement by one Party, the other Party may give written notice of such breach to the breaching Party. If the breaching Party fails to cure such breach within sixty (60) days after such notice, then the other Party may terminate this Agreement with further thirty (30) days written notice.

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6.5 Consequences of Termination.

A.	In its entirety. Upon the early termination of this Agreement in its entirety for any reason prior to expiration of the Term (but not, for the avoidance of doubt, upon the termination of this Agreement in part pursuant to Section 6.3), Roche shall, and shall cause its Affiliates, licensees, and sub-licensees to, (1) return to Sangamo all unused Sangamo Material (in any form); and (2) return to Sangamo or destroy, at Roche’s option, all reasonably available documents containing Confidential Information of Sangamo; (3) cease to use Sangamo Information and Sangamo Material for any purpose, [***]; and (4) cease the sale of all Therapeutic Products and Diagnostic Products.

B.	In part. Promptly following early termination of this Agreement before expiration of the Term, only in respect of the countries or Therapeutic Product(s) or Diagnostic Product(s) specified in the termination notice pursuant to Section 6.3, Roche shall, and shall cause its Affiliates, licensees, and sub-licensees to, (1) return to Sangamo all unused Sangamo Material (in any form); and (2) return to Sangamo or destroy, at Roche’s option, all reasonably available documents containing Confidential Information of Sangamo; (3) cease to use Sangamo Information and Sangamo Material for any purpose, [***]; and (4) cease the sale of applicable Therapeutic Products and Diagnostic Products; however, (1), (2) (3), and (4) shall apply only to the extent that any or all of such (i) relates solely to the applicable country or for the applicable Therapeutic Product or Diagnostic Product and (ii) is not needed for any portion of a license or this Agreement that is not terminated.

7.	CONFIDENTIALITY.

7.1 Confidential Information. “Confidential Information” means any and all information, data and/or Know-How that is disclosed by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) pertaining to the activities under this Agreement, subject to Section 7.3. Each Party warrants that it has the full and unconditional right to disclose to the other Party the Confidential Information. For the avoidance of doubt, the Sangamo Information shall be deemed to be the Confidential Information of Sangamo. For the avoidance of doubt, all information related to the Roche Cell Lines, Therapeutic Product(s), Diagnostic Product(s) and [***] shall be deemed to be the Confidential Information of Roche.

7.2 Restrictions on Use of Confidential Information. For a period of ten (10) years from the Term of this Agreement or of the date of early termination of this Agreement in its entirety, as applicable, the Receiving Party agrees (except with the prior written consent of the Disclosing Party):

(a) not to use such Confidential Information for any purpose other than in connection with the Agreement and its purpose;

(b) to treat such Confidential Information as it would its own information of a like nature (but in any event use reasonable efforts to prevent any disclosure or use of such Confidential Information that would violate this Agreement); and

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(c) not to disclose such Confidential Information to any third party, other than its Affiliates, licensees and sub-licensees, employees, agents or consultants (collectively “Representatives”) in accordance with Section 7.4.

7.3 Public Information. Confidential Information shall not include information that:

(a) was known to the Receiving Party or its Affiliates, licensees and sub-licensees, prior to receipt hereunder as demonstrated by competent written records; or

(b) is independently generated by the Receiving Party or its Affiliates, licensees and sub-licensees, solely by persons who have not had access to or knowledge of the Confidential Information disclosed hereunder, as demonstrated by competent written records; or

(c) at the time of disclosure by the Disclosing Party to the Receiving Party, was generally available to the public, or after disclosure hereunder becomes generally available to the public through no fault attributable to the Receiving Party; or

(d) is hereafter made available to the Receiving Party or its Affiliate, licensees and sub-licensees, on a non-confidential basis, for use or disclosure by the Receiving Party from any third party having a right to do so.

In addition, nothing in this Article 7 shall preclude the Receiving Party from making any disclosure of the Confidential Information of the Disclosing Party to the extent such disclosure is required by applicable law, regulation, or a judicial or governmental order, provided that the Receiving Party gives the Disclosing Party sufficient written notice to permit Disclosing Party to seek a protective order or other similar order with respect to such Confidential Information.

7.4 Disclosure. The Receiving Party may disclose the Confidential Information to Representatives that need to know such Confidential Information for the above-stated purpose and that are bound by obligations of confidentiality at least as restrictive as those in this Agreement. Receiving Party shall make all such Representatives aware of this Agreement and the obligations and restrictions imposed herein.

7.5 Publicity.

A.	Roche. Notwithstanding the above, Roche shall have the right to originate any publicity, publication, patent application, news release or other public announcement relating to this Agreement or the performance hereunder without the prior approval of Sangamo, except that Sangamo’s prior approval shall be required solely to the extent such disclosure (i) specifically refers to Sangamo, Sigma, the Johns Hopkins University, or the Massachusetts Institute of Technology, or to the ZFP System or (ii) discloses the terms of this Agreement.

B.	Sangamo. Notwithstanding the above, Sangamo shall not originate any publicity, publication, news release or other public announcement, written or oral, relating to this Agreement, including its terms, or the performance hereunder without the prior written approval of Roche (such approval not to be unreasonably withheld), except solely to the extent Sangamo reasonably believes same is otherwise required by applicable law or regulation. Upon approval by Roche, Sangamo may publish a news release regarding this Agreement without the disclosure of any financial terms or any other terms in detail.

C.	Each Party shall to the extent consistent with applicable laws and regulations limit the disclosure of the financial terms set forth in this Agreement (such as by requesting confidential treatment of such terms in documents to be filed with the United States Securities and Exchange Commission).

8.	OWNERSHIP OF INTELLECTUAL PROPERTY.

8.1 Ownership Of Intellectual Property. All intellectual property developed in the course of the Term of this Agreement and during the course of performing activities under this Agreement (“Research IP”) shall be owned based on inventorship (as determined in accordance with United States patent laws), except as follows:

(a) Roche shall own all Research IP related solely to the Roche Cell Lines, [***], Diagnostic Products, and Therapeutic Products (other than the Roche Assigned Improvements); and

(b) Sangamo shall own (i) all Research IP related solely to the Sangamo Material and Sangamo Technology and the uses thereof (excluding Roche Cell Lines and [***]) and all (ii) Roche Assigned Improvements

Each Party shall execute and deliver all documents and instruments and do all acts that may be necessary or requested by each Party to perfect ownership of intellectual property in accordance with the foregoing terms. In addition, Roche shall grant to Sangamo a perpetual, worldwide, royalty-free, sublicenseable, non-exclusive license under Roche’s interest in any Research IP that is an improvement to the Sangamo Patents or Sangamo Information (other than the Roche Cell Lines or [***]).

8.2 Restrictions. Under no circumstances shall Roche use the Sangamo Information, Sangamo Materials, or any Confidential Information of Sangamo to support the filing of a patent application in any country in the world that contains claims directed to the ZFP System. For clarity, nothing shall prevent Roche from using such information to support the filing of a patent application in any country in the world that contains claims directed to a Roche Cell Line, an [***], a Therapeutic Product or a Diagnostic Product.

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9.	WARRANTIES AND DISCLAIMERS.

9.1 No Breach of Obligation. The Parties represent and warrant that each has the authority to undertake the obligations set forth in this Agreement without breaching or violating any contractual or statutory obligation.

9.2	Sangamo Representations and Warranties. Sangamo represents and warrants to Roche that:

(a) Sangamo has received all of the rights that it needs from Sigma to comply with all of the terms and obligations of this Agreement

(b) as of the Effective Date, it is the owner of or exclusive licensee of the Sangamo Patents (except as provided in Section 3.5 and Exhibit D), free and clear of any liens, charges and encumbrances and no other corporate or private entity, or governmental entity, has any claim of ownership with respect to the Sangamo Patents, other than the licensors under the Third Party Licenses;

(c) The license granted to Roche includes rights under all Patents Rights owned by or licensed to Sangamo that are necessary to allow Roche to generate Roche Cell Lines and [***] as contemplated by the Work Plan;

(d) Sangamo shall use best efforts to maintain in force those agreements with Third Parties under which Sangamo in-licenses any of the Sangamo Technology as of the Effective Date;

(e) to Sangamo’s knowledge, as of the Effective Date the use of the Sangamo Technology as contemplated by the Work Plan does not infringe any intellectual property rights owned or possessed by any Third Party to which Sangamo does not have a license;

(f) as of the Effective Date, there are no claims, judgments or settlements against or owed by Sangamo or pending or threatened claims or litigation relating to the Sangamo Technology, except as disclosed by Sangamo to Roche.

9.3 Roche Representations and Warranties. Roche represents and warrants that it will (and shall cause its Affiliates or sublicensees to) only use Sangamo Technology in accordance with the terms and conditions of this Agreement. Roche further represents and warrants that it shall not (and shall not cause or permit any Affiliate or sublicensee to) use Sangamo Material and Sangamo Technology for any purposes other than that defined in this Agreement.

9.4 Disclaimer. ROCHE AND SANGAMO BOTH DISCLAIM ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR ARISING FROM A COURSE OR DEALING, USAGE OR TRADE PRACTICES, IN ALL CASES WITH RESPECT THERETO, EXCEPT AS EXPRESSLY STIPULATED UNDER SECTIONS 9.1, 9.2 AND 9.3. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INCIDENTAL, OR PUNITIVE DAMAGES ARISING IN CONNECTION WITH THIS AGREEMENT.

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9.5 Indemnification.

(a) Roche Indemnification. Roche shall indemnify, defend and hold harmless Sangamo, its Affiliates and their respective directors, officers, employees and agents and their respective successors, heirs and assigns (the “Sangamo Indemnitees”) and, solely to the extent required under the JHU Agreement, the Select Licensor Indemnitees, against any liability, damage, loss or expense (including reasonable attorneys’ fees and expenses of litigation) (collectively, “Losses”) incurred by or imposed upon the Sangamo Indemnitees, or any one of them, in connection with any claims, suits, actions, demands or judgments of third parties, including without limitation personal injury and Therapeutic Product liability matters and claims of suppliers and Roche employees (except in cases where such claims, suits, actions, demands or judgments result from a material breach of this Agreement, negligence or willful misconduct on the part of Sangamo) arising out of (a) the breach or alleged breach of any representation, warranty or covenant of Roche under Sections 9.1 and 9.3 hereof, (b) the negligence or misconduct of Roche, its Affiliates or their respective employees or agents; or (c) the development, testing, production, manufacture, promotion, import, sale or use by any person of any Therapeutic Product or Diagnostic Product which is manufactured or sold by Roche or by an Affiliate, licensee, sublicensee, distributor or agent of Roche on behalf of Roche.

(b) Sangamo Indemnification. Sangamo shall indemnify, defend and hold harmless Roche, its Affiliates and their respective directors, officers, employees and agents and their respective successors, heirs and assigns (the “Roche Indemnitees”), against any Losses incurred by or imposed upon the Roche Indemnitees, or any one of them, in connection with any claims, suits, actions, demands or judgments of third parties, including without limitation personal injury and product liability matters and claims of suppliers and Sangamo employees (except in cases where such claims, suits, actions, demands or judgments result from a material breach of this Agreement, negligence or willful misconduct on the part of Roche) arising out of (a) the breach or alleged breach of any representation, warranty or covenant of Sangamo under Sections 9.1 and 9.2 hereof, or (b) the negligence or misconduct of Sangamo, its Affiliates or their respective employees or agents, or (c) the making, using, selling, offering for sale, importing, or exporting of Roche Assigned Improvements.

10.	FORCE MAJEURE.

10.1 Force Majeure. If the performance of this Agreement or any obligation hereunder (except for the payment of money) is prevented, restricted or interfered with by reason of fire or other casualty or accident, strikes or labor disputes, inability to procure raw materials, power or supplies, war, acts of terrorism, invasion, civil commotion or other violence, compliance with any order of any governmental authorities or any other act or conditions whatsoever beyond reasonable control of either Party hereto, both Parties shall be excused from such performance to the extent of such prevention, restriction or interference; provided, however, that the Party so affected shall use commercially reasonable efforts to avoid or remove such causes of non-performance and shall continue performance hereunder with the utmost dispatch whenever such causes are removed, to the extent commercially reasonable.

11.	ASSIGNMENT.

11.1 Assignability. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either Party without the prior written consent of the other Party, except to an Affiliate of the assigning Party or to any other party who acquires all or substantially all of the relevant business of the assigning Party by merger, sale of assets or otherwise, so long as such Affiliate or other party agrees in writing to be bound by the terms of this Agreement.

12.	GOVERNING LAW.

12.1 Governing Law. This Agreement shall be governed and interpreted in accordance with the laws of New Jersey, without reference to its conflict of laws principles.

13.	ARBITRATION.

13.1 Disputes. Unless otherwise set forth in this Agreement, in the event of any dispute in connection with this Agreement, such dispute shall be referred to the respective executive officers of the parties designated below or their designees, for good faith negations attempting to resolve the dispute. The designated executive officers are as follows:

For Sangamo: Vice President, Business Development

For Roche:      Head of Pharma Partnering

13.2 Arbitration. Should the Parties fail to agree within two (2) months after such dispute has first arisen, it shall be finally settled by arbitration in accordance with the commercial arbitration rules of [***] as in force at the time when initiating the arbitration. The tribunal shall consist of [***]. The place of arbitration shall be [***]. The language shall be in English.

14.	NOTICES.

14.1 Notices. Any notices or communications to either Party required under this Agreement shall be made in writing and delivered via certified mail, return receipt requested, courier, provided that evidence of delivery is made, or facsimile with confirmation of such transmission addressed to such Party at the following addresses or faxed to the appropriate numbers set forth below (with the copies to other parties set forth below) or to such other address as may be designated from time to time:

If to Sangamo:

If to Roche:	F. Hoffmann-La Roche Ltd Grenzacherstrasse 124 4070 Basel, Switzerland Attn: Legal Department Tel. No. +41-61-688-94-20 Fax No. +41-61-688-1396

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And to:	Hoffmann-La Roche Inc. 340 Kingsland Street Nutley, New Jersey 07110 Attn: Corporate Secretary Fax: 973-235-3500

All notices and statements provided to a Party hereunder shall be deemed to have been given, as of the date received, or at the time of delivery of a facsimile to the relevant facsimile number above. Each Party hereto may change its address and contact information set forth above for the purpose of this Agreement by providing written notice to the other Party of the same from time to time.

15.	MISCELLANEOUS.

15.1 Severability. If any provision of this Agreement is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the Parties that the remainder of the Agreement shall not be affected. In such event, the Parties agree to negotiate and amend in good faith such provision in a manner consistent with the intentions of the Parties as expressed in the Agreement.

15.2 Bankruptcy. All licenses (and to the extent applicable rights) granted under or pursuant to this Agreement by Sangamo to Roche are, and shall otherwise be deemed to be, for purposes of Section 365(n)of Title 11, US Code (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined under the Bankruptcy Code. Unless Roche elects to terminate this Agreement, the Parties agree that Roche, as a licensee or sublicense of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code, subject to the continued performance of its obligations under this Agreement.

15.3 Construction. The Parties agree that: (i) each Party reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all Parties hereto and not in favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.

15.4 Amendment. This Agreement may be amended, modified, superseded or canceled, and any of the terms may be waived, only by a written instrument that expressly makes specific reference to this Agreement, which is duly executed by each Party or, in the case of waiver, by the Party or Parties waiving compliance.

15.5 Waiver. The delay or failure of any Party at any time or times to require performance of any provisions shall in no manner affect the rights at a later time to enforce the same. No waiver by any Party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

15.6 Assistance. Each Party agrees to duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including, without limitation, the filing of such additional assignments, agreements, documents and instruments, that may be necessary or as the other Party hereto may at any time and from time to time reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes of, or to better assure and confirm unto such other Party its rights and remedies under, this Agreement.

15.7 No Agency. For the purposes of this Agreement and all obligations to be performed hereunder, each Party shall be, and shall be deemed to be, an independent contractor and not an agent, partner, joint venturer or employee of the other Party. Neither Party shall have authority to make any statements, representations or commitments of any kind, or to take any action which shall be binding on the other Party, except as may be explicitly provided for herein or authorized in writing.

15.8 Survival. The rights and obligations of the Parties which are by their nature intended to survive expiration or termination of this Agreement, such as those obligations related to Confidential Information and provisions of Sections 4 (to the extent obligations exist at the time of expiration or termination), 5 (to the extent obligations exist at the time of expiration or termination), 5.6, 5.8, 6.5, 7, 8, 9.5, and 15.8 shall survive expiration or any termination of this Agreement.

15.9 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.10 Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Parties concerning the subject matter thereof. It merges with and supersedes all previous agreements and understandings between the Parties.

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IN WITNESS WHEREOF, the Parties have, through duly authorized representatives,

executed this Agreement, effective as of the date set forth above.

F. HOFFMANN–LA ROCHE LTD	SANGAMO BIOSCIENCES, INC.

/s/ Christophe Carissimo	/s/ Edward Lanphier
Name: Christophe Carissimo	Name: Edward Lanphier
Title: Global Licensing Director	Title: President & CEO

Date: June 2, 2008	Date: July 8, 2008

/s/ Stefan Arnold
Name: Stefan Arnold Title: Stv. Direktor Date: June 2, 2008

HOFFMANN-LA ROCHE INC.

/s/ Warwick S. Bedwell
Name: Warwick S. Bedwell Title: Vice President, Global Head of Business Development Date: July 7, 2008

EXHIBIT A

WORK PLAN

Work plan to generate a Zinc Finger Nuclease (ZFN) specifically cutting in the [***] gene locus

The Research will consist of a Sangamo Phase and a Roche Phase.

The Sangamo phase shall last for approximately [***] months and, at Sangamo’s election, may be performed at Sigma-Aldrich under contract with Sangamo. The Roche phase shall (i) be performed at Roche and (ii) start upon delivery by Sangamo of the Sangamo Material to Roche and (iii) shall end, unless earlier terminated, at the time Roche elects to take a Commercial License from Sangamo.

The goal of the Research is for Sangamo to deliver Roche with plasmid constructs encoding for at least one active ZFN pair demonstrated to have [***] activity in a suitable cell model system (“Sangamo Material”) and there after for Roche to produce [***] having genomic modifications at the [***] allele (“[***]”).

Scope of Research Work plan:

Sangamo Phase:

1.	To design/assemble first round ZFN pairs to [***], and;

2.	To biochemically characterize ZFNs, and;

3.	To perform [***] validation in appropriate cell model [***]

4.	To optimize leads (if necessary, depending upon biochemical results), and;

5.	To deliver to Roche Sangamo Material and full data report pertaining to Sangamo Material, including sequence information, vector maps and activity data generated at Sangamo during the Sangamo Phase.

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From Effective Date
Timeline and Goals	Q1	Q2	Q3	Q4
Design and assembly of ZFN pairs	X
Characterization and optimization of ZFN	X	X
Delivery of Sangamo Material and full data report		X

Roche Phase:

6.	To perform screening assays for identification of targeted events [***]

7.	To knock out at least one allele of [***] in [***]; [***].

[***]

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EXHIBIT B

PATENTS AND PATENT APPLICATIONS

SANGAMO OWNED

Serial No.	Filing date	Title	Status

AU 32291/95	Aug. 17, 1995	Improvements in binding proteins for recognition of DNA	AU Pat. No. 698152 (2/4/99)

AU 10037/99	Jan. 6, 1999	Improvements in binding proteins for recognition of DNA	AU Pat. No. 726759 (3/8/01)

CA 2,196,419	Aug. 17, 1995	Improvements in binding proteins for recognition of DNA	CA Pat. No. 2,196,419 (8/17/07)

EP 95928576.8	Aug. 17, 1995	Improvements in binding proteins for recognition of DNA	Pending

JP 507857/1996	Aug. 17, 1995	Improvements in binding proteins for recognition of DNA	Pending

US 09/139,762	Aug. 25, 1998	Binding proteins for recognition of DNA	US Pat. No. 6,013,453 (1/11/00)

US 10/033,129	Dec. 27, 2001	Relating to Binding proteins for recognition of DNA	US Pat. No. RE 39,229 (8/8/06)

US 10/309,578	Dec. 3, 2002	Design of binding proteins for recognition of DNA	Pending

US 10/397,930	Mar. 25, 2003	Relating to Binding proteins for recognition of DNA	Pending

US 10/400,017	Mar. 25, 2003	Relating to Binding proteins for recognition of DNA	Pending

Serial No.	Filing date	Title	Status

AU 2001 226935	Jan. 19, 2001	Nucleic Acid Binding Polypeptides (2-finger modules)	AU Pat. No. 2001 226935 (10/5/06)

CA 2,398,155	Jan. 19, 2001	Nucleic Acid Binding Polypeptides (2-finger modules)	Pending

EP 01 901 276.4	Jan. 19, 2001	Nucleic Acid Binding Polypeptides (2-finger modules)	EP Pat. No. 1 250 424 (2/28/07)

US 10/198,677	Jan. 19, 2001	Nucleic Acid Binding Polypeptides (2-finger modules)	Pending

US 10/222,614	Aug. 15, 2002	Cells comprising zinc finger nucleases	US Pat. No. 7,163,824 (1/16/07)

US 10/395,816	Mar. 20, 2003	Methods and compositions for using zinc finger endonucleases to enhance homologous recombination	Pending

AU 2003 218382	Mar. 20, 2003	Methods and compositions for using zinc finger endonucleases to enhance homologous recombination	Pending

CA 2,479,858	Mar. 20, 2003	Methods and compositions for using zinc finger endonucleases to enhance homologous recombination	Pending

EP 03 714 379.9	Mar. 20, 2003	Methods and compositions for using zinc finger endonucleases to enhance homologous recombination	Pending

US 10/912,932	Aug. 6, 2004	Methods and compositions for targeted cleavage and recombination	Pending

US 11/304,981	Dec. 15, 2005	Targeted deletion of cellular DNA Sequences	Pending

Serial No.	Filing date	Title	Status

AU 2004 263865	Aug. 6, 2004	Methods and compositions for targeted cleavage and recombination	AU Pat. No. 2004 263865 (8/30/07)

CA 2,534,296	Aug. 6, 2004	Methods and compositions for targeted cleavage and recombination	Pending

EP 04 780 272.3	Aug. 6, 2004	Methods and compositions for targeted cleavage and recombination	Pending

IL 173460	Aug. 6, 2004	Methods and compositions for targeted cleavage and recombination	Pending

JP 2006-523239	Aug. 6, 2004	Methods and compositions for targeted cleavage and recombination	Pending

KR 2006-7002703	Aug. 6, 2004	Methods and compositions for targeted cleavage and recombination	Pending

SG 2006 00748-8	Aug. 6, 2004	Methods and compositions for targeted cleavage and recombination	Pending

AU 2005 220148	Feb. 3, 2005	Methods and compositions for targeted cleavage and recombination	Pending

CA 2,534,296	Feb. 3, 2005	Methods and compositions for targeted cleavage and recombination	Pending

EP 05 756 438.7	Feb. 3, 2005	Methods and compositions for targeted cleavage and recombination	Pending

US 10/587,723	Feb. 3, 2005	Methods and compositions for targeted cleavage and recombination	Pending

US 11/221,683	Sept. 8, 2005	Compositions and methods for protein production	Pending

Serial No.	Filing date	Title	Status

PCT US05/32157	Sept. 8, 2005	Compositions and methods for protein production	WO 06/033859 (3/30/06)

US 11/493,423	July 26, 2006	Targeted integration and expression of exogenous nucleic acid sequences	Pending

PCT US06/29027	July 26, 2006	Targeted integration and expression of exogenous nucleic acid sequences	Pending

US 60/808,486	May 25, 2006	Engineered cleavage half-domains	Provisional

IN-LICENSED

Caltech =	in-licensed under the Caltech Agreement
JHU =	in-licensed under the JHU Agreement
MIT =	in-licensed under the MIT Agreement
Scripps =	in-licensed under the Scripps Agreement
Utah =	in-licensed under the Utah Agreement

Serial No. (Third Party License)	Filing date	Title	Status

US 07/862,831 (JHU)	Apr. 3, 1992	Functional domains in FokI restriction endonuclease	US Pat. No. 5,356,802 (10/18/94)

US 08/126,564 (JHU)	Sept. 27, 1993	Functional domains in FokI restriction endonuclease	US Pat. No. 5,436,150 (7/25/95)

US 08/346,293 (JHU)	Nov. 23, 1994	Insertion & Deletion Mutants of FokI restriction endonuclease	US Pat. No. 5,487,994 (1/30/96)

CA 2,154,581 (JHU)	Feb. 10, 1994	Functional domains in FokI restriction endonuclease	Pending

EP 94 909 526.9 (JHU)	Feb. 10, 1994	Functional domains in FokI restriction endonuclease	Europ. Pat. No. 0 682 699 (5/7/03) Revoked

CH (JHU)		Functional domains in FokI restriction endonuclease	Europ. Pat. No. 0 682 699 (5/7/03) Revoked

DE (JHU)		Functional domains in FokI restriction endonuclease	Europ. Pat. No. 0 682 699 (5/7/03) Revoked

FR (JHU)		Functional domains in FokI restriction endonuclease	Europ. Pat. No. 0 682 699 (5/7/03) Revoked

GB (JHU)		Functional domains in FokI restriction endonuclease	Europ. Pat. No. 0 682 699 (5/7/03) Revoked

IE (JHU)		Functional domains in FokI restriction endonuclease	Europ. Pat. No. 0 682 699 (5/7/03) Revoked

EP 03 010009.3 (JHU)	Feb. 10, 1994	Functional domains in FokI restriction endonuclease	Pending

JP 7-510290 (JHU)	Aug. 23, 1994	Functional domains in FokI restriction endonuclease	Pending

Serial No. (Third Party License)	Filing date	Title	Status

JP 2006-143294 (JHU)	Aug. 23, 1994	Functional domains in FokI restriction endonuclease	Pending

US 08/575,361 (JHU)	Dec. 20, 1995	General method to clone hybrid restriction endonucleases using lig gene	US Pat. No. 5,792,640 (8/11/98) Reexamination Requested

US 08/647,449 (JHU)	May 7, 1996	Methods for inactivating target DNA and for detecting conformational change in a nucleic acid	US Patent No. 5,916,794 (Jun. 29, 1999)

US 09/281,792 (JHU)	Mar. 31, 1999	Methods for inactivating target DNA and for detecting conformational change in a nucleic acid	US Patent No. 6,265,196 (Jul. 24, 2001) Reexamination Requested

US 08/676,318 (Scripps)	Jan. 18, 1995	Zinc finger protein derivatives and methods therefor	U.S. Patent No. 6,242,568 (6/5/01)

US 08/863,813 (Scripps)	May 27, 1997	Zinc finger protein derivatives and methods therefor	U.S. Patent No. 6,140,466 (10/31/00)

US 09/500,700 (Scripps)	Feb. 9, 2000	Zinc finger protein derivatives and methods therefor	U.S. Patent No. 6,790,941 (9/14//04)

AU 16865/95 (Scripps)	Jan. 18, 1995	Zinc finger protein derivatives and methods therefor	AU Patent No. 704601 (4/29/99)

CA 2,181,548 (Scripps)	Jan. 18, 1995	Zinc finger protein derivatives and methods therefor	Pending

EP 95 908 614.1 (Scripps)	Jan. 18, 1995	Zinc finger protein derivatives and methods therefor	Europ. Pat. No. 0 770 129 (11/23/05)

FR (Scripps)	Jan. 18, 1995	Zinc finger protein derivatives and methods therefor	Europ. Pat. No. 0 770 129 (11/23/05)

GB (Scripps)	Jan. 18, 1995	Zinc finger protein derivatives and methods therefor	Europ. Pat. No. 0 770 129 (11/23/05)

FI 962879 (Scripps)	Jan. 18, 1995	Zinc finger protein derivatives and methods therefor	Pending

Serial No. (Third Party License)	Filing date	Title	Status

JP 07-519231 (Scripps)	Jan. 18, 1995	Zinc finger protein derivatives and methods therefor	Pending

NO 1996 2991 (Scripps)	Jan. 18, 1995	Zinc finger protein derivatives and methods therefor	Pending

AU 2002 300619 (Scripps)	May 27, 1998	Zinc finger protein derivatives and methods therefor	Pending

CA 2,291,861 (Scripps)	May 27, 1998	Zinc finger protein derivatives and methods therefor	Pending

EP 98 926 088.0 (Scripps)	May 27, 1998	Zinc finger protein derivatives and methods therefor	Pending

JP 11-500870 (Scripps)	May 27, 1998	Zinc finger protein derivatives and methods therefor	Pending

US 09/260,629 (MIT)	Mar. 1, 1999	Poly-Zinc Finger Proteins with improved linkers	U.S. Pat. No. 6,479,626 (Nov. 12, 2002)

US 10/146,221 (MIT)	May 13, 2002	Poly-Zinc Finger Proteins with improved linkers	U.S. Pat. No. 6,903,185 (June 7, 2005)

US 11/110,594 (MIT)	April 20, 2005	Poly-Zinc Finger Proteins with improved linkers	US Patent No 7,153,949 (Dec. 26, 2006)

US 11/639,363 (MIT)	Dec. 14, 2006	Poly-Zinc Finger Proteins with improved linkers	Pending

AU 28849/99 (MIT)	Mar. 1, 1999	Poly-Zinc Finger Proteins with improved linkers	AU Pat. No. 746454 (August 15, 2002)

CA 2,321,938 (MIT)	Mar. 1, 1999	Poly-Zinc Finger Proteins with improved linkers	Pending

EP 99909701.7 (MIT)	Mar. 1, 1999	Poly-Zinc Finger Proteins with improved linkers	Pending

JP 2000-534663 (MIT)	Mar. 1, 1999	Poly-Zinc Finger Proteins with improved linkers	Pending

AU 2003 25128 (Utah)	Jan. 22, 2003	Targeted chromosomal mutagenesis using zinc finger nucleases	Pending

Serial No. (Third Party License)	Filing date	Title	Status

CA 2,474,486 (Utah)	Jan. 22, 2003	Targeted chromosomal mutagenesis using zinc finger nucleases	Pending

EP 03 746 527.5 (Utah)	Jan. 22, 2003	Targeted chromosomal mutagenesis using zinc finger nucleases	Allowed

US 10/502,565 (Utah)	Jan. 22, 2003	Targeted chromosomal mutagenesis using zinc finger nucleases	Pending

US 10/656,531 (Caltech)	Sept. 5, 2003	Use of chimeric nucleases to stimulate gene targeting	Pending

AU 2003 298574 (Caltech)	Sept. 5, 2003	Use of chimeric nucleases to stimulate gene targeting	Pending

CA 2,497,913 (Caltech)	Sept. 5, 2003	Use of chimeric nucleases to stimulate gene targeting	Pending

EP 03 796 324.6 (Caltech)	Sept. 5, 2003	Use of chimeric nucleases to stimulate gene targeting	Pending

JP 2005-501601 (Caltech)	Sept. 5, 2003	Use of chimeric nucleases to stimulate gene targeting	Pending

EXHIBIT C

EXISTING THIRD PARTY LICENSES

License Agreement between Sangamo and the Scripps Research Institute, dated March 14, 2000, as amended (“Scripps Agreement”).

Patent License Agreement between Sangamo and the Massachusetts Institute of Technology, dated May 9, 1996, as amended (“MIT Agreement”).

JHU Agreement.

License Agreement between Sangamo and the University of Utah Research Foundation, dated September 8, 2004, as amended (“Utah Agreement”).

License Agreement between Sangamo and the California Institute of Technology, dated November 1, 2003, as amended (“Caltech Agreement”).

Research and License Agreement between Sangamo and Sigma, dated July 10, 2007, as amended.

Letter Agreement between Sangamo and Sigma regarding “License & Research Agreement—Roche Custom Project,” dated July 2, 2008.

EXHIBIT D

CERTAIN TERMS OF THIRD PARTY LICENSES

1. JHU Agreement. The license granted to Sangamo under the JHU Agreement is subject to 35 U.S.C. §§ 200-211 and the regulations promulgated thereunder. Pursuant to the JHU Agreement, Johns Hopkins University (“JHU”) retains the non-transferable royalty-free right to practice the subject matter of any claim within the Patent Rights licensed thereunder for its own internal purposes. In addition, if Dr. Srinivasan Chandrasegaran leaves JHU, he shall have the non-transferable, royalty-free right to practice any claim within the Patent Rights licensed under the JHU Agreement for his own academic purposes.

2. MIT Agreement. The license granted to Sangamo under the MIT Agreement is subject to the royalty-free, nonexclusive license rights of the United States government per FAR 52.227-11. Pursuant to the MIT Agreement, the Massachusetts Institute of Technology (“MIT”) reserves the right to practice under the Patent Rights licensed thereunder and to allow third parties to practice under such Patent Rights in all fields of use for noncommercial research purposes. MIT has granted the Howard Hughes Medical Institute a paid-up, non-exclusive, irrevocable license to use the Patent Rights licensed under the MIT Agreement for its non-commercial purposes, but with no right to assign or sublicense.

3. Caltech Agreement. The license granted to Sangamo under the Caltech Agreement is subject to (a) a reservation by the California Institute of Technology (“Caltech”) of its right to use the Intellectual Property licensed thereunder for noncommercial educational and research purposes, but not for commercial sale or other commercial distribution to third parties and (b) any existing rights of the United States government under Title 35, United States Code, Section 200 et seq. and under 37 Code of Federal Regulations, Section 401 et seq.

4. Utah Agreement. The license granted to Sangamo under the Utah Agreement is subject to (a) a reservation by the University of Utah (“Utah”) of its right to practice the Patent Rights licensed thereunder for academic purposes and (b) a non-exclusive, irrevocable, royalty-free license heretofore granted to the United States government.

5. Scripps Agreement. The license granted to Sangamo under the Scripps Agreement is subject to (a) a reservation by the Scripps Research Institute (“Scripps”) of its right to use the Intellectual Property licensed thereunder for noncommercial research purposes and the right to allow other nonprofit institutions to use such Intellectual Property for non-commercial research purposes, without Scripps or such other institution being obligated to pay Sangamo any royalties or other compensation and (b) Scripps’ obligations and the rights of the United States government, if any, which arise or result from Scripps’ receipt of research support from the United States government.